CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 11, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Reports to Shareholders of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
July 26, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 68 to the Registration Statement No. 2-50931 on Form N-1A of John Hancock Current Interest, of our reports dated May 5, 2005 appearing in the Annual Reports of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve as of and for the year ended March 31, 2005 on Form N-CSR.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 26, 2006